EXHIBIT A-1
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                          CERTIFICATE OF INCORPORATION
                                       OF
                       ENERGY EAST MANAGEMENT CORPORATION


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                                   ARTICLE I
                                      NAME

          The name of the Corporation is Energy East Management Corporation.

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

          The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

                                  ARTICLE III
                               CORPORATE PURPOSES

          The nature of the business or purposes to be conducted or promoted by the Corporation is to hold stock of other corporations and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                  CAPITAL STOCK

          The total number of shares of capital stock that the Corporation shall have authority to issue is two hundred (200) shares, which shall be shares of Common Stock and shall have a par value of $.01 per share.



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                                    ARTICLE V
                                  INCORPORATORS

          The name and mailing address of the Incorporator are as follows:

     Name                          Mailing Address
     ----                          ---------------

     Dan L. Rosenbaum              Huber Lawrence & Abell
                                   605 Third Avenue
                                   New York, New York  10158

                                   ARTICLE VI
                                    DIRECTORS

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation hereby declaring and certifying that the facts herein stated are true and, accordingly, have hereunto set my hand this 11th day of March, 1999.

                                        /s/ Dan L. Rosenbaum
                                        ---------------------------------------
                                        Dan L. Rosenbaum


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